UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 3, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On November 3, 2016, OWC Pharmaceutical Research Corp. (the "Registrant") entered into a Reg S Unit Subscription Agreement (the "Subscription Agreement") with Michepro Holding Ltd, organized under the laws of Cyprus (the "Investor"), pursuant to which subscribed for and purchased the Registrant's securities for cash consideration of $300,000 in a unit offering consisting of: (i) 2,307,692 shares of the Registrant's common stock (the "Shares"); (ii) Class G Warrant exercisable for a period of twenty-four (24) months to purchase 761,538 additional Shares at an exercise price of $0.25 per Share; and (iii) Class H Warrant exercisable for a period of thirty-six (36) months to purchase 761,538 additional Shares at an exercise price of $0.40. A copy of the Subscription Agreement is attached hereto as Exhibit 10.17.

In addition to the execution of the Subscription Agreement, the Registrant's wholly-owned Israeli subsidiary, One World Cannabis Ltd ("OWC") entered into a Joint Venture Memorandum of Understanding dated November 3, 2016 (the JV/MOU") the Investor ("Investor" or the "EU Partner"), pursuant to which the parties have agreed as follows: (i) to establish a strategic marketing and distribution alliance (the "JV") to promote the sale of the OWC's Products in the EU; (ii) the interest of the parties in the JV shall be held by the parties such that the EU Partner shall hold 25% of such interest and OWC shall hold the remaining 75% of such interest; (iii) OWC shall provide the JV with the OWC's Products for sale and distribution solely in the EU, at prices to be agreed between the parties from time to time; and (iv) EU Partner shall be responsible to the day-to-day management of the JV, at its own costs, and for this purpose shall make available to the JV its knowledge, business connection and personnel, all in order to maximize the sales of the OWC's Products in the EU through the JV. A copy of the JV/MOU is attached hereto as Exhibit 10.18.

The foregoing descriptions of the Subscription Agreement and JV/MOU are qualified in their entirety by reference to the full text of thereof, copies of which are attached hereto as Exhibit 10.17 and 10.18, which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 3, 2016, OWC Pharmaceutical Research Corp. (the "Registrant") issued and/or sold 2,307,692 restricted shares of its common stock to Michepro Holding Ltd. at $0.13 per share for a total of $300,000 in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act.

In connection with Reg S Unit Subscription Agreement, the Registrant also issued to Michepro Holding Ltd Class G and Class H Warrants exercisable as follows: (i) the Class G Warrants are exercisable for a period of twenty-four (24) months to purchase 761,538 additional Shares at an exercise price of $0.25 per Share; and (ii) the Class H Warrants are exercisable for a period of thirty-six (36) months to purchase 761,538 additional Shares at an exercise price of $0.40 per Share.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.17	Reg S Unit Subscription Agreement dated November 3, 2016, between the Registrant and Michepro Holding Ltd, filed herewith.
10.18	JV/MOU dated November 3, 2016, between the Registrant's wholly-owned subsidiary, One World Cannabis Ltd, and Sorelenco Limited, filed herewith.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: November 4, 2016